Exhibit 10.5

Equipment Sales and Technical Service Contract

Party A (Seller): Ewatt Robot Equipment Co., Ltd. Contract No.:

Party B (Buyer): Signed on: Month/Day/Year

For the design and implementation (construction) of the standard product removal project, based on the provisions of the Civil Code of the People’s Republic of China and other relevant regulations, and on the principles of equity and free will, this Contract is made and entered into by and between Party A and Party B to clarify the rights and obligations of the parties.

I. Project Name

The project name refers to the full name of the technical project involved in this Contract. The technical service project name of this Contract is: *Standard Product Removal Project

II. Project Content, Service Mode and Equipment List

2.1 This Contract is to carry out technical transformation for production automation according to Party B’s existing equipment and instructions. The main work content is to add supporting automated auxiliary equipment to achieve production automation, improve labor utilization rate, and save labor costs.

2.2 The main service mode is that Party A designs, manufactures, installs and commissions the automated auxiliary equipment according to Party B’s requirements.

2.3 Equipment list and price: including tax (13% VAT)

No.	Equipment name	Specifications & Model	Unit	Quantity	Unit Price	Amount	Remarks
1

Total price (In words): RMB Fifty-Six Thousand Yuan in Total

Remarks: The above equipment price includes the design, manufacturing and installation and commissioning fees, including freight and elevated seat, including one manipulator maintenance service per year within the warranty period, excluding vertical transportation costs.

III. Delivery Time, Payment Time and Method

3.1 Within 3 days after the signing of this Contract, 30% of the total contract amount, i.e. RMB ____ advance payment, shall be paid. After the installation is completed, Party A shall issue the contract tax invoice. The 70% balance of RMB ____ shall be paid within 90 days after the issuance of the contract tax invoice.

3.2 Delivery time: ____ days from the date of receipt of the advance payment.

3.3 Settlement method: Cash payment (banker’s acceptance bills or cheques are not accepted. Please note “**Contract” in the remarks when making payment.)

IV. Installation and Acceptance

4.1 Party A shall provide free product installation services to Party B. Party B shall notify Party A to handle it after the installation conditions are met.

4.2 Party B shall conduct an acceptance inspection on the goods within 7 days after Party A completes the installation. If Party B fails to the conduct the acceptance inspection on the goods within 7 days or puts the equipment into use on its own, it shall be deemed as acceptance.

4.3 After the installation and commissioning of the equipment are qualified, Party A shall provide free equipment operation and maintenance training to the designated technicians of Party B. Party B shall strictly follow the guidance methods to correctly use and maintain the equipment. Party B shall be responsible for any damage caused by improper use or man-made damage.

4.4 Considering the special acceptance of the technical service contract, the final acceptance shall be that Party A’s procedures and screens can meet the on-site production requirements, and the newly added and modified parts can operate normally.

V. Warranty and After-sales Services

5.1 Party A shall provide 24-month free warranty and after-sales services for the main components of the aforementioned equipment. The warranty period shall be calculated from the date of acceptance of the equipment or the date deemed to be accepted, but vulnerable parts (suction cups, fixtures, jigs and fittings, quick connectors, proximity switches, reed switches, air pipes, etc.) shall not be replaced.

5.2 Party A shall only provide free warranty service for faults caused by the malfunction of the equipment itself.

5.3 For faults not caused by the equipment itself (such as natural disasters, man-made factors, and equipment overload), Party A can provide repair services, but Party B shall pay Party A for the spare parts, labor costs and technical personnel travel expenses incurred thereby.

5.4 Party A will continue to provide repair services after the warranty period expires, but will charge the spare parts, labor costs and technical personnel travel expenses.

5.5 Normal equipment failures within the warranty period are not related to product quality. If Party A believes that it can be repaired through maintenance, Party B shall actively cooperate with the repair and not hinder or refuse the repair. After the occurrence of normal faults, Party B shall actively take alternative measures to avoid the expansion of losses, and shall not claim any compensation from Party A on this basis.

VI. Liability for Breach

6.1 If Party B refuses to accept the equipment without justifiable reasons, Party A shall be entitled to confiscate the advance payment and rescind this Contract.

6.2 Party B agrees that the ownership of the aforementioned equipment shall still belong to Party A before all the equipment payments are paid in full, and Party B shall not have any objection. Party B agrees that if it violates this Contract, Party A may unconditionally retrieve the aforementioned goods and Party B shall pay Party A the usage fee of RMB 200 per unit per day and all related expenses such as return transportation and travel expenses.

6.3 If Party B violates the provisions of Article II hereof and fails to pay the full amount of the payment on time, it shall make up the overdue payment in a timely manner. Party B agrees that the overdue penalty interest shall be calculated at 0.5‰ of the overdue payment amount, and Party A agrees that the overdue penalty interest shall be calculated at 0.5‰ of the overdue payment amount per day if Party A violates the provisions of Article II hereof and fails to deliver the goods on time.

6.4 After Party B has overdue payment for more than 7 days, Party A shall be entitled to take the lock-up measure to stop Party B from using the equipment. If Party B’s breach causes Party A to take the lock-up measure, Party B shall pay an additional RMB 1,000 unlocking fee if it applies for unlocking. Party B shall bear all the consequences caused by the lock-up.

6.5 Party B shall be responsible for any personal injury or financial losses caused to others during the use of the equipment, and Party A shall not be liable.

6.6 The subject matter of this Contract shall continue to fulfill its payment obligations until all payments under this Contract are paid in full, regardless of the cause of the destruction or loss of the subject matter from the date of delivery.

6.7 If Party B fails to pick up the goods within 15 days after the agreed delivery date due to Party B’s reasons, Party B shall pay Party A the storage fee of RMB 100 per unit per day.

6.8 If Party A fails to meet all acceptance standards within 15 working days after the completion of installation due to Party A’s reasons, Party A agrees that the overdue penalty interest shall be calculated at 0.5‰ of the contract amount per day. If the equipment still fails to pass the acceptance within 15 working days due to Party A’s reasons, Party B shall be entitled to request Party A to refund and return the goods.

VII. Force Majeure

If either party is unable to perform this Contract due to force majeure or due to epidemic inspection restrictions, it shall notify the other party in writing of the reasons for non-performance or incomplete performance within three days after the occurrence. After the parties have verified the situation, they may be allowed to postpone performance or partial performance.

VIII. Miscellaneous

8.1 Any disputes arising from or in connection with the performance of this Contract shall be settled through amicable negotiation between the parties. If the negotiation fails, the matter shall be submitted to the court of competent jurisdiction at the place where Party A is located for litigation. The breaching party shall bear all expenses arising from the litigation (including, but not limited to, collection fees, litigation fees, preservation fees, announcement fees, execution fees, attorney fees, travel expenses and other related expenses). During the period of dispute, the parties shall continue to perform the provisions that are not involved in the dispute.

8.2 Any amendment, supplement or change to the terms of this Contract shall be made in writing and shall not take effect until signed and sealed by the parties. Any oral or written commitment made by any sales representative or third party shall not have legal effect unless otherwise authorized and confirmed by Party A.

8.3 The parties acknowledge that Party A’s registered address and Party B’s (registered address of the company/personal ID card/household registration address) are their respective addresses for service of process, and no further addresses shall be provided. The scope of application of the said address for service of process includes non-litigation notices, communication documents between the parties, and the service of relevant legal documents (including the first instance, second instance, retrial and execution proceedings after the civil litigation procedure) in case of disputes arising from the Contract.

8.4 This Contract shall be executed in duplicate with the signatures and seals of the parties, one copy for each party as evidence.

The parties have read the contents of this Contract carefully and are aware of the relevant legal consequences. Now they acknowledge and sign this Contract.

Party A (Seller): Ewatt Robot Equipment Co., Ltd.	Party B (Buyer):

(Seal):	(Seal):

Legal Representative: [*]	Legal Representative:

Operator: [*]	Operator:

Email:	Email:

Address: [*]	Address:

Tel.: [*]	Tel.:

Account Name: [*]	Account Name:

Bank Name: [*]	Account Bank:

Account No.: [*]	Account No.:

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